UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 2, 2017

Long Island Iced Tea Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37808	47-2624098
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12-1 Dubon Court, Farmingdale, NY	11735
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 542-2832

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Holdco under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 2, 2017, Long Island Iced Tea Corp. (the “Company”) agreed to pay to Julian Davidson, the Company’s Executive Chairman, and Mr. Davidson agreed to accept, the following, in lieu of a cash bonus of $165,000 due to him under his existing compensation arrangements: (i) a one-time stock bonus of 48,000 shares of the Company’s common stock, and (ii) a deferred cash payment of $65,000 to be made at a time determined by the Compensation Committee of the Company’s Board of Directors, but no later than December 31, 2017, with no interest to accrue on such payment obligation. The shares of the Company’s common stock were granted under the Company’s 2017 Long-Term Incentive Equity Plan.

On October 5, 2017, Paul Vassilakos resigned from the board of directors of the Company, effective immediately. Mr. Vassilakos resigned for personal reasons, and to assist the Company in regaining a majority of independent directors, and not due to any disagreement with the Company or its management on any matter relating to the Company’s operations, policies or practices (financial or otherwise). Until the resignation of Mr. Vassilakos, the Company did not have a majority of independent directors, as required by the listing standards of The Nasdaq Stock Market, due to the resignation of Kerry Kennedy on September 21, 2017.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 5, 2017	LONG ISLAND ICED TEA CORP.

	By:	/s/ Philip Thomas
Philip Thomas
Chief Executive Officer

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